                                                                    EXHIBIT 10.6

     This Credit Agreement, dated December 20, 1999 is by and among PARTMINER, INC., a New York corporation (the "Company") and the Company's subsidiaries listed on Schedule 1 attached hereto (together with the Company, each individually a "Borrower" and collectively the "Borrowers") and HAIC INC., a Delaware corporation (the "Lender"). Unless otherwise indicated, all capitalized terms are set forth in Section 8 hereof.

     WHEREAS, the Borrowers have requested that the Lender provide a credit facility for the purposes hereinafter set forth; and

     WHEREAS, the Lender has agreed to make the credit facility available to the Borrowers on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the promises and agreements hereinafter set forth, the parties hereto agree as follows:

SECTION 1.  THE LOAN

1.1.  The Facility. From time to time prior to January 31, 2001 and subject to
      -------------
the terms and conditions hereof, the Lender agrees to loan funds to the Borrowers, jointly and severally, in an aggregate principal amount not to exceed at any time outstanding the principal amount of Ten Million Dollars ($10,000,000) at a rate of interest equal to the Prime Rate; provided, however,
                                                             --------  -------
the Lender shall not be obligated to make more than four Advances in any month; and provided; further, however, that the total amount of Advances made during
    --------  -------  -------
any of the months of December, 1999 or January or February, 2000 shall not exceed $3,000,000 during any such month and the total amount of Advances made during any month thereafter shall not exceed $2,000,000 during any such month.

1.2.  Joint and Several Obligations.  The obligations of the Borrowers hereunder
      -----------------------------
are and shall be joint and several. Each Borrower hereby irrevocably appoints the Company as its respective agent for purposes of making all requests for Advances, and executing such documents and taking all other actions required or permitted hereunder, and agrees that all communications by or to the Company and all execution of documents and other actions taken by the Company in connection with this Agreement shall be binding on each Borrower as fully as if such Borrower had made such requests, executed such documents and/or taken such actions itself.

1.3   Promissory Note. The indebtedness of the Borrowers to the Lender will be
      ---------------
evidenced by a Note executed by the Borrowers, jointly and severally, in favor of the Lender. The outstanding principal balance of the Loan together with all interest accrued thereon shall be due and payable in full on the earliest to occur of (i) January 31, 2001, or (ii) the third business day after the closing date of the Initial Public Offering (as hereinafter defined), or (iii) the third business day after the closing date of the Refinancing (as hereinafter defined). Notwithstanding the foregoing, the aggregate outstanding principal balance of the loan and all interest accrued thereon shall be due and payable immediately on acceleration of the loan in accordance with Section 7 hereof.

1.4.  Effectiveness. The effectiveness of this Agreement shall be subject to the
      -------------
Lender's receipt of the following documents, each in form and substance reasonably satisfactory to the Lender: (i) certified copies of appropriate authorizing resolutions of the Board of Directors of each Borrower authorizing such Borrower's execution and performance of this Agreement, the Note and the Loan Documents, (ii) Uniform Commercial Code financing statement searches against the Borrowers in such jurisdictions as the Lender shall reasonably require, (iii) the Security Documents (as hereinafter defined) duly executed by the Borrowers, and (iv) the Note duly executed by the Borrowers.

1.5   Advances. The Company on behalf of the Borrowers shall give the Lender
      --------
prior written (which may be telecopied) notice of each requested Advance under this Agreement by delivery of an Advance Request Form in the form of Exhibit A hereto, certified by the President, any Vice President or the Chief Financial Officer of the Company. The Advance Request Form shall specify the date, amount and purpose of the Advance and shall contain the following information and representations, which shall be required to be true and correct as of the date delivered and as of the date of the requested Advance:

      (i)   the aggregate amount of the requested Advance;

      (ii)  the purpose of the requested Advance;

      (iii) confirmation of the Borrower's compliance on the date of the request for the Advance with the covenants in Sections 4 and 5 hereof;

      (iv)  certification that the representations and warranties set forth in
            Section 3 hereof are true and correct in all material respects as of the date of the Advance and no

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

            Event of Default or Default hereunder has occurred and is then continuing or would occur as a result thereof; and

      (v) certification that there have been no Material Adverse Effect since the date of this Agreement.

      Each of the representations and warranties set forth in subparagraphs
(iii), (iv), and (v) above shall be deemed to have been made by the Borrowers on the date of each request for an Advance. Each of the Borrowers hereby irrevocably authorizes and requests that the Company execute all Advance Request Forms on its respective behalf, in each case with the same force and effect as if such entity had executed such Advance Request Form itself.

1.6   Conditions.  It shall be a condition to the Lender's obligation hereunder
      ----------
to make any Advance that the Lender receive a completed Advance Request Form and that the representations set forth herein shall be true and correct as if made on the date of such Advance (except for such representations and warranties as expressly relate to a prior date), no Event of Default or Default shall have occurred and be continuing on the date of such Advance, and there shall have been no Material Adverse Effect since the date of this Agreement.

1.7   Optional Prepayments. The Borrowers may, at their option, at any time and
      --------------------
from time to time, prepay all or any part of the outstanding principal balance of the Loan, without penalty or premium, in multiples of $50,000, provided that concurrently with each such prepayment the Borrowers shall pay accrued interest on the principal so prepaid to the date of such prepayment. The amounts of such prepayments may be reborrowed, subject to the limitations in Section 1.1.

1.8.  Day of Payment. Whenever any payment to be made hereunder shall become due
      --------------
and payable on a day which is not a Business Day (as defined below), such payment may be made on the next succeeding Business Day and, in the case of any payment of principal, such extension of time shall in such case be included in computing interest on such payment. As used herein, "Business Day" shall mean any day which is not a Saturday or Sunday and on which banks in the State of New York are not authorized or required to close. Interest on past due principal and accrued interest thereon shall be calculated as follows: The amount of principal past due multiplied by the Default Rate and multiplied by a fraction, the numerator of which is the number of days such principal and interest is past due and the denominator of which is 360.

1.9.  Use of Proceeds. Funds advanced under the Loan shall be used solely for
      ---------------
(i) development of the Company's Free Trade Zone, and (ii) the working capital purposes and capital expenditures of the Borrowers.

1.10. Obligation to Pay.  The Borrowers shall make all payments hereunder in
      -----------------
full without offset, reduction or deduction of any kind or amount or for any reason. Notwithstanding the face amount of the Note, the liability of the Borrowers shall be equal at all times to the actual outstanding principal indebtedness to the Lender under the Note together with interest thereon and all fees, costs and expenses provided herein.

SECTION 2.  COLLATERAL

2.1   Security Documents. The Loan shall be secured by and the Lender shall be
      ------------------
entitled to the benefits of Security Agreements executed by each of the Borrowers on the date hereof (collectively, the "Security Documents"). The Borrowers shall duly execute and deliver the Security Documents, all consents of third parties necessary to permit the effective granting of the Liens created in such agreements, financing statements pursuant to the Uniform Commercial Code and other documents, all in form and substance satisfactory to the Lender, as may be reasonably required by the Lender to grant to the Lender a valid, perfected and enforceable first priority Lien (except for the Lien of Marine Midland Bank referred to in Section 3.14) on and security interest in the Collateral. The Borrowers shall file or cause to be filed such financing statements in each jurisdiction necessary to grant the Lender a valid, perfected and enforceable first priority Lien (except for the Lien of Marine Midland Bank referred to in Section 3.14) on and security interest in the Collateral not later than five business days after the date of this Agreement. As promptly as practicable, but in no event later than January 10, 2000, the Borrowers shall file or cause to be filed termination statements pursuant to the Uniform Commercial Code and other documents as may be required to terminate all Liens of Marine Midland Bank.

3.    REPRESENTATIONS AND WARRANTIES OF BORROWERS. The Borrowers hereby jointly
      -------------------------------------------
and severally represent and warrant to the Lender as follows (provided that such representations and warranties with respect to IQXpert Holdings Inc., IQXpert Inc. and ExtraTime Technologies Inc. shall be subject to Section 3.19):

3.1   Due Organization and Qualification.  Each Borrower is duly organized,
      ----------------------------------
validly existing and in good standing under the laws of the jurisdiction of its formation. Each Borrower has all requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as presently conducted and as presently contemplated. Each Borrower is duly qualified to transact business and is in good standing in each jurisdiction in which the nature of its business or the location of its property requires such qualification, except where the failure to do so would not have a material adverse effect on its business, operations, assets, prospects or condition (financial or otherwise). The Company does not have any domestic Subsidiary except as listed on Schedule 1 hereto.

3.2   Constituent Documents.  True and complete copies of each Borrower's
      ---------------------
Certificate of Incorporation and By-laws, as in effect on the date hereof (collectively, the "Borrower Constituent Documents"), have been delivered to the Lender.

3.3.  Financial Statements.  The audited consolidated balance sheet and related
      --------------------
statements of income and cash flow for the Company as at and for the fiscal year ended on December 31, 1998 (the "1998 Financial Statements") and the unaudited consolidated balance sheet (the "Company Interim Balance Sheet") and related statement of income of the Company as at and for the nine-month period ended on September 30, 1999 (collectively, the "Company Interim Financial Statements"; and together with the 1998 Financial Statements, the "Company Financial Statements"), true and complete copies of all of which have been delivered to the Lender, present fairly in all material respects the consolidated financial condition of the Company as at the dates indicated therein and the consolidated results of operations of the Company for the periods covered thereby. The Company Financial Statements have been prepared in accordance with GAAP consistently applied, subject only in the case of the Company Interim Financial Statements to ordinary year-end adjustments, none of which are material individually or in the aggregate, and the absence of footnotes. The financial books and records of the Company are in all material respects complete and correct, have been maintained in accordance with good business practices, and accurately reflect the bases for the consolidated financial condition and results of operations set forth in the Company Financial Statements.

3.4   Absence of Changes. Since December 6, 1999, there has not been (i) any
      ------------------
significant adverse change in the financial condition, results of operations, assets or business of the Borrowers, (ii) any repayment of any indebtedness or any borrowing of or agreement to borrow any money or any material Liabilities incurred by the Borrowers, other than current Liabilities incurred in the ordinary course of business, (iii) any material asset or property of the Borrowers made subject to a Lien, (iv) any declaration or payment of dividends on, or other distributions with respect to, or any direct or indirect redemption or repurchase of, any shares of the capital stock of Borrowers, (v) any issuance of any stocks, bonds or other securities of the Borrowers, or any options, warrants or rights or agreements or commitments to purchase or issue such securities, (vi) any mortgage, pledge, sale, assignment or transfer of any material tangible or intangible assets of the Borrowers, except with respect to tangible assets effected in the ordinary course of business to persons not related to the Borrowers, (vii) any loan by the Borrowers to any officer, director, employee or shareholder of the Borrowers or any affiliate thereof, (viii) any material damage, destruction or loss (whether or not covered by insurance) adversely affecting the assets, property or business of the Borrowers, (ix) any purchase or other acquisition of assets or property by the Borrowers other than in the ordinary course of business, (x) any change in the accounting methods or practices followed by the Borrowers,
(xi) any operation of the business of the Borrowers outside of the ordinary course of business and/or inconsistent with past practice, (xii) any waiver of any valuable right of the Borrowers, or the cancellation or reduction of any material debt or claim held by the Borrowers, or (xiii) any commitment or agreement (contingent or otherwise) to do any of the foregoing.

3.5   Power and Authority.  Each of the Borrowers has the requisite corporate
      -------------------
power and authority to execute and deliver this Agreement and all other agreements and certificates referred to in or contemplated by this Agreement and to perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and all other agreements and certificates referred to in or contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Borrowers. This Agreement has been duly executed and delivered by the Borrowers and is (and such other agreements and certificates, when executed and delivered, will be) the valid and binding obligations of the Borrowers enforceable against the Borrowers in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, moratorium, insolvency, reorganization or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

3.6   Tax Matters.  Each of the Borrowers has timely filed all Tax Returns that
      -----------
it has been required to file through the date hereof, and has timely paid in full all Taxes which were due and payable by it through the date hereof. The provisions for Taxes reflected on the Company Interim Balance Sheet are adequate to cover all accrued and unpaid Taxes of the Company for all periods ending on or before September 30, 1999, and nothing has occurred subsequent to that date to make such provisions inadequate. The Company has established and is maintaining current accruals, and will establish and maintain adequate accruals subsequent to the date hereof, that are in the case of current accruals, and will be in the case of accruals subsequent to the date hereof, accurately reflected in the books and records of the Company and are, and will be, adequate for the payment of any Taxes incurred but not yet due and payable. No waivers or extensions of any applicable statute of limitations for the assessment or collection of Taxes with respect to any Tax Returns of the Borrowers are currently in effect or are currently proposed. Each of the Borrowers has collected or withheld and paid over to the proper governmental or regulatory bodies all amounts required to be so collected or withheld and paid over under all applicable Laws. No action, suit, proceeding, investigation, audit, claim or assessment is presently pending or, to the Borrowers' knowledge, threatened with regard to any Taxes that relate to the Borrowers for which any of the Borrowers is or could reasonably be expected to be liable. There is no unresolved claim by a taxing authority in any jurisdiction where any of the Borrowers does not anticipate to file Tax Returns that it is or could reasonably be expected to be subject to taxation by such jurisdiction. There are no Liens for Taxes (other than for Taxes not yet due and payable) upon any assets or property of the Borrowers. The Lender acknowledges that the foregoing representations and warranties made in this Section 3.6 do not apply in respect of Accurate Components Inc. ("Accurate") or Market Trading Concepts Inc. ("Market Trading") (recently acquired, wholly-owned subsidiaries of Borrowers). The Lender further acknowledges that the representations and warranties made in respect of Accurate and Market Trading as to Tax matters in that certain Stock Purchase Agreement by and between Borrowers, Accurate, Market Trading and Anthony Arena, dated November 12, 1999, have been made available to the Lender for its review and, to the Borrowers' knowledge, they are true and correct.

None of the Borrowers (i) has made any other election pursuant to the Code other than elections that relate solely to matters of accounting, depreciation, or amortization, that could reasonably be expected to have an adverse effect on, its financial condition, its business as presently conducted or presently proposed to be conducted or any of its properties or assets; and (ii) has at any time filed a consent to the application of Section 341(f)(2) of the Code to any property or assets held, acquired or to be acquired by it. None of the Borrowers is a party to any tax allocation or sharing agreement, and has no liability for the Taxes of any other entity under Treasury Regulation (S) 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

3.7   Compliance with Laws; Permits.  Except as set forth on Schedule 3.7
      -----------------------------                          ------------
hereto, each of the Borrowers is and has been in material compliance with all Laws applicable to it or any of its properties or operations, including, without limitation, all Environmental Laws. None of the Borrowers has received any notice of its violation or alleged violation of any Law. Each of the borrowers has all Permits necessary for the conduct of its business and operations as currently conducted. All material Permits of the Borrowers are valid and in full force and effect. No violations have occurred in respect of any such Permit and no action or proceeding is pending nor, to the Borrowers' knowledge, threatened to revoke or limit any such Permit.

3.8   No Breach; Consents; Payments.  The execution, delivery and performance of
      -----------------------------
this Agreement and all other agreements or certificates referred to in or contemplated by this Agreement by the Borrowers and the consummation of the transactions contemplated hereby and thereby will not (i) result in any Lien upon any property of the Borrowers (other than the Lien in favor of the Lender pursuant to the Security Documents); or (ii) violate, conflict with or otherwise result in the breach of any of the terms and conditions of, result in a material modification of or accelerate or trigger the rights of any person under, or constitute (or, with the giving of notice or lapse of time or both, would constitute) a default or termination under (a) any of the Borrowers Constituent Documents; (b) any instrument, contract or other agreement to which any of the Borrowers is a party or by or to which any of the Borrowers or any of its property is bound or subject; (c) any Law applicable to Borrowers or any of its property or operations; or (d) any Permit. Except as set forth in Schedule 3.8,
                                                                  ------------
no Consent is required on the part of the Borrowers in connection with the execution, delivery or performance of this Agreement, the Security Documents or the consummation of the transactions contemplated hereby. There are no payments, Liabilities or obligations under or pursuant to any Law or contract or other agreement to which any of the Borrowers is a party which are required to be made or performed by the Borrowers to any person, arising out of or as a result of the transactions contemplated by this Agreement.

3.9   Litigation; Claims.  Except as set forth on Schedule 3.9 hereto, there are
      ------------------                          ------------
no suits or actions, administrative, arbitration or other proceedings or governmental investigations pending or, to the Borrowers' knowledge, threatened against or affecting the Borrowers or any of their property or assets. Except as set forth on Schedule 3.9, to the Borrowers' knowledge, no person has notified
             ------------
the Borrowers or any of their affiliates of a material claim against the Borrowers alleging any personal property or economic injury, loss or damage incurred as a result of or relating to the use of any products sold by or on behalf of, or services rendered by, the Borrowers. There is no judgment, order, injunction, decree or award against Borrowers which is not satisfied and remains outstanding.

3.10  Employment Matters. The  Borrowers have not at any time during the last
      ------------------
three (3) years had, nor, to the Borrowers' knowledge, is there now threatened, any walkout, strike, picketing, work stoppage, planned work slowdown or any similar occurrence. There are no material

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controversies or grievances pending or, to the Borrowers' knowledge, threatened between the Borrowers and any of their employees. No union or other collective bargaining unit has been certified or formally recognized by the Borrowers.

3.11  Material Agreements. Each of the Borrowers is in compliance with the terms
      -------------------
and conditions of its material contracts, except where the failure to be in such compliance could not reasonably be expected to have a material adverse effect on the business, operations, assets, or condition (financial or otherwise) of the Borrowers, taken as a whole.

3.12  Real Estate.  The Borrowers do not own, in fee or otherwise, or have the
      -----------
right or obligation to acquire any real property or buildings. Each of the leases, subleases and other agreements pursuant to which the Borrowers occupy any real property or buildings is a valid agreement in full force and effect, creates a good and valid leasehold estate in the property leased thereby, and Borrowers are in material compliance with the provisions of each such agreement and no other party thereto is, to Borrowers' knowledge, in material default thereunder.

3.13  Borrowers Intangible Property.   Each of the Borrowers has either all
      -----------------------------
right, title and interest in or valid and binding rights under contract to use all items of Borrowers Intangible Property (as defined below) material to, or necessary to conduct, the business of the Borrowers as presently conducted or contemplated to be conducted. None of the Borrowers Intangible Property (other than any patents and patent rights) materially infringes upon or violates any rights owned or held by any other person. To the Borrowers' knowledge, none of the patents and patent rights included in the Borrowers Intangible Property materially infringes upon or violates any rights owned or held by any other person. There is not pending nor, to the Borrowers' knowledge, threatened any claim, suit or action against the Borrowers contesting or challenging the rights of the Borrowers in or to any of the Borrowers Intangible Property or the validity of any of the Borrowers Intangible Property. To Borrowers' knowledge, there is no material infringement upon or unauthorized use of any of the Borrowers Intangible Property owned by the Borrowers by any third party. None of the Borrowers is in default (or, with the giving of notice or lapse of time or both, would be in default) under any contract to use the Borrowers Intangible Property. None of the Borrowers (nor any associate thereof) nor any officer, director or affiliate or immediate family member, as the case may be, thereof has any right to or interest in any of the Borrowers Intangible Property, including, without limitation, any right to payments (by royalty or otherwise) in respect of any use or transfer thereof.

The "Borrowers Intangible Property" means all patents and patent rights, trademarks and trademark rights, trade names and tradename rights, service marks and service mark rights, service names and service name rights, brand names, inventions, processes, formulae, copyrights and copyright rights, trade dress, business and product names, logos, slogans, designs, trade secrets, industrial models, proprietary data, methodologies, computer programs and software (including all source codes) and related documentation, technical information, manufacturing, engineering and technical drawings, know-how, inventions, works of authorship, management information systems, and all pending applications for and registrations of patents, trademarks, service marks and copyrights used in the business of the Borrowers, in each such case, including all forms (e.g.,
                                                                   ----
electronic media, computer disks, etc.) in which such items are recorded.

3.14  Title to Properties and Assets.  Each of the Borrowers has good title to
      ------------------------------
all of the property and assets owned or purported to be owned by it which are reflected as assets on its balance sheet and those not so reflected on its balance sheet because not required to be reflected thereon, but which are used in the Borrowers' business (except for inventory or other assets disposed of in the ordinary course of business consistent with past practice since the date of such Borrower's most recent balance sheet), free and clear of any Lien, except
(i) Liens for Taxes not yet due and payable; (ii) Liens of materialmen, mechanics, carriers, landlords and like persons which are not due and payable or which are being contested in good faith and which are not material in the aggregate; (iii) Liens on assets of IQXpert Holdings Inc., IQXpert Inc. and ExtraTime Technologies Inc. existing on November 30, 1999; and (iv) as set forth on Schedule 3.14 hereto ("Permitted Liens"). Other than in the ordinary course
   -------------
of business, no person has any written or oral agreement, option, understanding, commitment or any right or privilege to purchase, lease or license any of the Borrowers' property or assets. None of the Liens set forth on Schedule 3.14 hereto is a Lien on any accounts receivable or inventory of the Borrowers, except the Lien of Marine Midland Bank. The line of credit secured by the Lien of Marine Midland Bank has expired and the only indebtedness secured by the Lien is one or more stand by letters of credit that will expire on or before December 31, 1999.

3.15  Employee Benefit Plans.  All Employee Benefit Plans (as defined in Section
      ----------------------
3(3) of ERISA) maintained by the Borrowers (or any affiliate thereof) or under which the Borrowers have any obligations (other than obligations to make current wage or salary payments) in respect of any of the employees of the Borrowers or their beneficiaries (each individually, a "Borrowers Employee Benefit Plan" and collectively, the "Borrowers Employee Benefit Plans") have complied in all material respects in form, operation and administration with their respective provisions, any applicable provisions of ERISA, the Code, and all other applicable Laws. All contributions to and payments from the Borrowers Employee Benefit Plans which have been required to be made in accordance with the provisions of the Borrowers Employee Benefit Plans and, where applicable, ERISA and the Code have been made or are adequately accrued and reflected on the books and records of the Borrowers. There are no unfunded Liabilities in respect of any such Borrowers Employee Benefit Plan. Neither the Borrowers, nor, to the Borrowers' knowledge, any of its officers, employees or agents has committed any breach of fiduciary responsibility with respect to the Borrowers Employee Benefit Plans to which ERISA is applicable which could subject the Borrowers to any Liability under ERISA. None of the Borrowers is and has ever been obligated to make contributions to any Multiemployer Plan. The Borrowers do not have any early retirement options or plans pursuant to which employees may choose to take early retirement.

3.16  Transactions with Related Parties.  Except as set forth on Schedule 3.16
      ---------------------------------                          -------------
hereto, no director, officer or affiliate of the Borrowers nor any of their immediate family members, as the case may be: (i) has borrowed money from or loaned money to the Borrowers which has not been repaid; (ii) has an interest in any property, rights or assets owned and/or used by the Borrowers in its business; or (iii) is party to any contract or other agreement with the Borrowers or is engaged in any material transaction or arrangement with the Borrowers.

3.17  Environmental Matters.  Each of the borrowers has: (i) materially complied
      ---------------------
with all Environmental Laws; (ii) not received any notice from any governmental authority that any real property now or formerly owned, leased, managed, operated or otherwise used by it is on any federal, state or foreign "superfund" or similar list or has been the site of any activity giving rise to any Liability; (iii) not received any notice of any Environmental Claim; and (iv) stored, handled, used, released, discharged and disposed of all substances used in their operations and wastes or by-products from their operations, whether Hazardous Materials or not, in material compliance with all Environmental Laws. No Hazardous Materials or other substances or wastes have been spilled, released, discharged or disposed of from, on or under any property owned, leased or operated by the Borrowers during its occupancy. None of the Borrowers has any Liability with respect to the clean-up or remediation of any treatment, storage or disposal site or facility.

3.18. Year 2000.  Borrowers' critical information technology systems which are
      ---------
used in, or required for the conduct of, their business as currently conducted or presently proposed to be conducted may be used prior to, during and after the calendar year 2000 without material error or delay relating to date data and will not otherwise fail: (i) to deal with or account for transitions or comparisons from, into and between the years 1999 and 2000 accurately; (ii) to recognize or accurately process any specific date in 1999 or 2000; or (iii) to account accurately for the year 2000's status as a leap year, including recognition and processing of the correct date on February 29, 2000.

3.19  Exceptions. Anything herein to the contrary notwithstanding, if any
      ----------
representation and warranty in this Section 3 with respect to IQXpert Holdings Inc., IQXpert Inc. or ExtraTime Technologies Inc. would have been false or incorrect if made on November 30, 1999, then Borrowers shall not be deemed to be in breach of such representation or warranty with respect to IQXpert Holdings Inc., IQXpert Inc. or ExtraTime Technologies, Inc. on or after the date hereof by reason of any of the facts or circumstances that would have made such representation and warranty false or incorrect on November 30, 1999.

SECTION 4.  AFFIRMATIVE COVENANTS

The Borrowers covenant and agree that so long as this Agreement shall remain in effect or any indebtedness of the Borrowers to the Lender hereunder remains outstanding, the Borrowers each will:

4.1.  Existence. Do or cause to be done all things necessary to preserve, renew
      ---------
and keep in full force and effect its legal existence.

4.2.  Taxes. Pay and discharge promptly when due all Taxes, assessments and
      -----
governmental charges or levies imposed upon it or upon its income or profits or in respect of its property before the same shall become delinquent or in default unless the validity or amount thereof is being contested in good faith by appropriate proceedings and the Borrowers have maintained adequate reserves with respect thereto in accordance with GAAP.

4.3   Litigation and Other Notices. Upon knowledge by the Borrowers, give the
      ----------------------------
Lender prompt written notice of the following:

      (a) the issuance by any court or government agency or authority of any injunction, order decision or other restraint prohibiting, or having the effect of prohibiting, the making of the Loan hereunder, or invalidating, or having the effect of invaliding, any provision of this Agreement or any of the Loan Documents;

      (b) the filing or commencement of any action, suit or proceeding against any of the claim which could have a Material Adverse Effect;

      (c) any Event of Default (as hereinafter defined) or event or condition which, with the giving of notice or lapse of time or both, would constitute an Event of Default, specifying the nature and extent thereof and the action (if any) which is proposed to be taken with respect thereto.

4.4.  Financial Statements.
      --------------------

      (a) Provide the Lender quarterly consolidated and consolidating unaudited financial statements of the Company and Subsidiaries, including balance sheets and statements of income, cash flow and stockholders equity, within 45 days after the end of each quarter.

      (b) Provide the Lender annual audited, consolidated and consolidating financial statements of the Company and its Subsidiaries, including a balance sheet and statements of income, cash flow and stockholders equity, within 90 days after the end of each fiscal year, certified by a nationally recognized independent public accounting firm reasonably acceptable to the Company's Board of Directors, accompanied by an opinion of the Company's independent public accountant.

4.5.  Other Information.  Provide the Lender with any other documents and
      -----------------
information, financial or otherwise, reasonably requested by the Lender from time to time.


SECTION 5.  NEGATIVE COVENANTS

The Borrowers covenant and agree that so long as this Agreement shall remain in effect or any indebtedness of the Borrowers to the Lender hereunder remains outstanding, the Borrowers will not:

5.1.  Liens. Incur, create, assume or permit to exist any Lien or other
      -----
encumbrance of any kind or nature on any of its property or assets including, without limitation, the Collateral, whether owned at the date hereof or hereafter acquired, or assign or convey any rights to or security interests in any future revenues, except for (i) Permitted Liens, (ii) a purchase money
                     ------
security interest incurred in connection with the purchase of a capital asset and granting a Lien on the asset purchased only ("Purchase Money Security Interest"), (iii) Liens and encumbrances created in favor of the Lender as contemplated by the Security Documents, and (iv) Liens securing the payment of taxes, assessments and governmental charges or levies that are not delinquent.

5.2   Indebtedness.  Incur, create, assume or permit to exist any indebtedness
      ------------
other than (i)
indebtedness incurred hereunder, (ii) indebtedness to trade creditors incurred in the ordinary course of business, (iii) a Purchase Money Security Interest, and (iv) a Refinancing, proceeds of which are used to repay in full all of the obligations of the Borrowers under this Agreement and the other Loan Documents.


5.3  Dividends and Distributions.   Declare or pay, directly and indirectly, any
     ---------------------------
cash dividends or make any other cash distribution, with respect to any shares of its capital stock or directly or indirectly redeem, purchase, retire or otherwise acquire for value any shares of any class of its capital stock or set aside any amount for any such purpose, or agree to do any of the foregoing.

5.4  Consolidations and Mergers.   Consolidate with or merge into any other
     --------------------------
person, except any Borrower may consolidate with or merge into any other
Borrower.

5.5  Investments. Own, purchase or acquire any stock, obligations, assets or
     -----------
securities of, or any interest in, or make any capital contribution or loan or advance of money (other than to any other Borrower or except as set forth in Section 5.10 below), credit or property to, any other person.

5.6  Guarantees.   Guarantee, endorse, become surety for, or otherwise in any
     ----------
way become or be responsible for the obligations of any other person, other than Subsidiaries of the Company.

5.7  Subsidiaries.    Create any Subsidiaries, unless such Subsidiary becomes a
     ------------
party hereto and to the Security Documents by executing joinder agreements in form and substance reasonably satisfactory to the Lender.

5.8  Capital Stock.    Sell or issue any capital stock, or any stock or security
     -------------
covertible into or exchangeable for capital stock and any right, warrant or option to acquire capital stock or such convertible securities ("Common Stock Equivalents") or any evidence of indebtedness issued in conjunction with Common Stock Equivalents, except for (a) the grant of options and warrants to purchase shares of the Company's Common Stock (and the issuance of shares of the Company's Common Stock upon the exercise of such options and warrants, including any of the foregoing that are presently outstanding) by the Compensation Committee of the Company's Board of Directors, (b) the sale by the Company of Common Stock pursuant to an Initial Public Offering, as hereafter defined, proceeds of which are used to repay in full all of the obligations of the Borrowers under this Agreement and the other Loan Documents, (c) the issuance of any

Common Stock Equivalent pursuant to a stock split, stock dividend or similar event which is approved by the Company's Board of Directors, (d) a stock for stock acquisition, provided the acquired person becomes a party hereto and to the Security Documents by executing joinder agreements in form and substance reasonably satisfactory to the Lender, or (e) the sale by the Company of capital stock, proceeds of which are used to repay in full all of the obligations of the Borrowers under this Agreement and the other Loan Documents.

5.9.  Additional Negative Pledge. Enter into any agreement with any person,
      --------------------------
other than the Lender pursuant to this Agreement, that materially restricts or limits the Borrowers' authority or ability to pledge its assets or properties or otherwise grant any Liens on its assets or property.

5.10  Foreign Subsidiaries. Make any loans or advances of funds borrowed
      --------------------
hereunder to any Subsidary of the Company that is not a Borrower, other than (i) in the ordinary course of business, or (ii) loans or advances not in excess of $250,000 in the aggregate.

SECTION 6.     CONVERSION RIGHT

In the event that the Borrowers have not paid the Lender on the date such payment is due (whether by passage of time, acceleration or otherwise) the full amount of the unpaid principal of and any accrued interest on the Loan and any other amounts owing hereunder, then the Lender shall have the option at any time thereafter and prior to payment in full of such amounts by the Borrowers, to convert all of the amount of outstanding principal, accrued interest and other amounts into common stock of the Company at a valuation of the Company, following the conversion, equal to Three Hundred Million Dollars ($300,000,000). For example, if the outstanding principal and accrued interest equals $10 million, then the Lender shall have the right to convert the $10 million to receive ownership of an aggregate amount of common stock equal to 3.333% of the total outstanding capital stock of the Company (immediately after giving effect to the issuance of such shares to the Lender). The Lender may exercise its conversion right under this Section by providing written notice of such exercise to the Company. The Company shall issue the applicable number of shares of capital stock to the Lender promptly on receipt of the Lender's written notice. The Company shall have the right to pay the Lender the accured interest on the Loan after receipt of such notice and prior to the issuance of the shares . In the event that the Lender exercises its conversion right, the Lender hereby agrees to be bound by the terms of Section 6.2(l) of that certain Agreement and Plan of Merger dated as of November 30, 1999 by and between the Company, PartMiner Acquisition Corp., IQXpert Holdings Inc., Information Handling Services Inc., Thybo New Ventures Limited, Emil H. Dahan, Michael J. Galvin, Patricia Tuxbury Salem, Peter W. Jeng and James L. McAlarney, III

(the "Agreement and Plan of Merger").

SECTION 7.     EVENT OF DEFAULT; REMEDIES

7.1  Events of Defaults.     Each of the following events shall be an Event of
     ------------------
     Default hereunder:

     (a) Subject to notice to Borrowers and ten (10) days to cure, if any Borrower shall fail to pay when due any principal or interest or any other sum payable to the Lender hereunder or under the other Loan Documents; or

     (b) Subject to notice to Borrowers and thirty (30) days to cure, if any Borrower shall default in the observance or performance of any covenants or agreements contained in this Agreement or the other Loan Documents; or

     (c) If any representation or warranty made by the Borrowers in this Agreement or any other Loan Documents or in connection with any of the transactions contemplated herein shall prove to have been false or incorrect in any material respect on the date as of which it was made or deemed to have been made; or

     (d) If any Borrower shall make an assignment for the benefit or creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file any answer admitting or not contesting the material allegations of a petition filed against it in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of all or any substantial part of its properties; or

     (e) If, within sixty (60) days after the commencement of any action against any Borrower seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been dismissed or stayed or if, within sixty (60) days after the appointment, without the consent or acquiescence of any

          Borrower, of any trustee, receiver, or liquidator of any Borrower or any substantial part of any Borrower's properties, such appointment shall not have been vacated; or

     (f) If any order, judgment, or decree shall be entered in any proceeding against any Borrower awarding a money judgment or judgments against such Borrower aggregating more than $500,000, and if, within thirty
          (30) days after entry thereof, such order, judgment or decree shall not have been discharged or execution thereof stayed pending appeal; of if, within thirty (30) days after the expiration of any such stay, such judgment, order or decree shall not have been discharged; or


     (g) Default shall be made with respect to any material indebtedness of any Borrower if the effect of any such default shall be to accelerate or permit the acceleration of the maturity of such indebtedness; or any amount of principal or interest in respect of such indebtedness shall not be paid when and as due (after giving effect to any period of grace specified for such payment in the instrument evidencing or governing the same);

     (h) This Agreement or any other Loan Document shall for any reason cease to be, or shall be asserted by any Borrower not to be, a legal, valid and binding obligation of any Borrower, enforceable in accordance with its terms, or the security interest or Lien purported to be created by any of the Security Documents shall for any reason cease to be, or be asserted by any Borrower not to be, a valid, first priority perfected security interest in any Collateral.

7.2  Remedies.     Upon the happening of any Event of Default and at any time
     --------
during its continuance thereafter, by written notice by Lender to Borrowers (except if an Event of Default described in Section 7.1(d) or (e) shall occur in which case acceleration of the Loan shall occur automatically without any such notice), the Lender may declare the entire unpaid principal and any accrued interest in respect of the Loan to be immediately due and payable, and the same shall thereupon become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers. Upon such declaration the Lender shall have no further obligation to
make any Advances.   The Lender shall have all rights and remedies of a secured party under the Uniform Commercial Code of the State of New York, under the Uniform Commercial Code of any other state in which any Collateral may be situated and, additionally, all the rights and remedies referred to herein or in any Loan Document and under any other applicable law relating to this Agreement or the Collateral.

7.3  Rights and Remedies Cumulative.   No right or remedy herein conferred upon
     ------------------------------
the Lender is intended to be exclusive of any other right or remedy contained herein or in any instrument or document delivered in connection with or pursuant to this Agreement or the other Loan Documents, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.

7.4  Rights and Remedies Not Waived.    No course of dealing between the
     ------------------------------
Borrowers and the Lender or any failure or delay on the part of the Lender in exercising any rights or remedies of the Lender and no single or partial exercise of any rights or remedies hereunder or under the other Loan Documents shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder.

SECTION 8.   CERTAIN DEFINITIONS

     "Advance" shall mean an advance of funds by the Lender under this Agreement.

     "Collateral" shall mean the collateral described in the Security Documents.

     "Contract or other agreement" shall mean and includes all contracts, agreements, understandings, indentures, notes, bonds, loans, instruments, leases, mortgages, commitments, obligations or other binding arrangements, oral or written.

     "Default Rate" shall mean the Prime Rate, plus 2%.

     "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, Liens, investigations, proceedings or notices of noncompliance or violation (written or oral) by any person alleging potential Liability (including Liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (i) the presence, or release or threatened release into the environment, of any Hazardous Materials at any location (whether or not owned) presently or formerly operated, leased or managed by any Borrower, or (ii) any and all claims by any third party seeking damages, contribution, indemnification, costs recovery, compensation or injunctive relief resulting from the presence or release of any Hazardous Materials.

     "Environmental Laws" shall mean any laws, statutes, regulations, rules or orders which relate to or otherwise impose Liability or a standard of conduct concerning the discharge, emission, storage, treatment, transportation, handling, release, threatened release, or disposal of Hazardous Materials, including, but not limited to, the Air Pollution Control Act, as amended, the Federal Water Pollution Control Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conversation and Recovery Act of 1976, as amended, and the Toxic Substances Control Act of 1976, as amended, and any other similar federal, state or local statutes.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as intepreted by the rules and regulations thereunder, all as the same may be in effect from time to time.

     "GAAP" shall mean United States generally accepted accounting principles.

     "Hazardous Materials" shall mean any pollutant, contaminant, hazardous, radioactive or toxic substance, material, constituent or waste, or any other waste, substance, chemical or material regulated under any Environmental Law, including (i) petroleum, crude oil and any fractions thereof, (ii) natural gas, synthetic gas and any mixtures thereof, (iii) asbestos and/or asbestos-containing material, (iv) radon and (v) polychlorinated biphenyls ("PCBs"), or materials or fluids containing PCBs.

     "Initial Public Offering" shall mean an initial public offering of the Company's securities.

     "Laws" shall mean all federal, state, local and foreign laws, statutes, ordinances, regulations, orders, judgments, injunctions, awards or decrees.

     "Liabilities" shall mean debts, liabilities or obligations, whether absolute or contingent, asserted or unasserted, accrued or unaccrued, known or unknown, liquidated or unliquidated, matured or unmatured, due or to become due, or fixed or unfixed.

     "Lien" shall mean and includes any lien, pledge, mortgage, security interest, claim, lease, charge, option, right of first refusal or offer, easement, servitude, transfer restriction or voting requirement under any or similar agreement, or any other encumbrance, restriction or limitation whatsoever.

     "Loan" shall mean the outstanding principal balance of indebtedness advanced by the Lender to the Borrowers hereunder together with all interest accrued thereon in accordance hereby and all cost and expense payable hereunder.

     "Loan Documents" shall mean this Agreement, the Note, the Security Documents, and any other instrument, document or agreement executed and delivered at any time and from time to time in connection herewith.

     "Material Adverse Effect" shall mean a material adverse effect on (i) the businesses, assets, operations or financial or other condition of the Borrowers, taken as a whole, or (ii) the Lender's Lien on any material portion of the Collateral.

     "Note" shall mean the Senior Secured Promissory Note in the form of Exhibit B attached hereto, delivered by the Borrowers to the Lender pursuant to Section
1.4 hereof, as amended from time to time.

     "Permit" shall mean all licenses, permits, orders and approvals of federal, state, local and foreign governmental or regulatory bodies necessary for the conduct of a person's business and operations.

     "person" shall mean any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental or regulatory body or other entity.

     "Prime Rate" shall mean the per annum rate of interest publicly announced from time to time by First Union National Bank as its prime rate.

     "Refinancing" shall mean a loan, credit facility or other debt financing provided by a bank, other lending institution or institutional investor providing for the availability of funds in an amount at least sufficient to repay in full all of the obligations of the Borrowers under this Agreement and the other Loan Documents.

     "Subsidiary" shall mean with respect to any person, the parent or such person, any corporation, association or other business entity of which securities or other ownership interests representing more than 50% of the ordinary voting power are, at the time as of which any determination is being made, owned or controlled, directly or indirectly, by the parent or one or more subsidiaries of the parent.

     "Tax Returns" shall mean all written returns, declarations, reports, forms, estimates, information returns and statements filed in respect of any Taxes and supplied to any taxing authority in connection with any Taxes.

     "Taxes" (or "Tax" where the context requires) shall mean all federal, state, county, local, foreign and other taxes (including, without limitation, income, profits, premium, estimated, excise, sales, use, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, withholding, employment, unemployment compensation, payroll-related and property taxes, and other governmental charges and assessments), whether or not measured in whole or in part by net income, and including deficiencies, interest, additions to tax or interest and penalties with respect thereto.


SECTION 9.     MISCELLANEOUS

9.1.   Survival.    All agreements, representations, warranties and covenants of
       --------
Borrowers contained herein or in any documentation required hereunder shall, except as otherwise expressly provided herein, survive the execution of this Agreement and the making of the Loan hereunder and will continue in full force and effect as long as any indebtedness or other obligation of Borrowers under this Agreement to the Lender remains outstanding.

9.2.   Waivers.    Presentment, demand and protest or other notice of any kind,
       -------
except as may be otherwise specifically provided herein, are all hereby waived with respect to the Loan, this Agreement and the other Loan Documents.

9.3.   Modification.   No modification or waiver of any provision of this
       ------------
Agreement and no consent by the Lender to any departure therefrom by the Borrowers shall be effective unless such modification or waiver shall be in writing and signed by the Lender, and the same shall then be effective only for the period and on the conditions and for the specific instances and purposes
specified in such writing.   No notice to or demand on the Borrowers in any case
shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances.

9.4  Expenses; Indemnity.  (a) The Borrowers agree to pay all reasonable out-of-
     -------------------
pocket expenses incurred by the Lender in connection with any amendments, modifications or waivers of the provisions hereof or of the other Loan Documents or incurred by the Lender in connection with the enforcement or protection of its rights in connection with this Agreement or the other Loan Documents or in connection with any pending or threatened action, proceeding, or investigation relating to the foregoing, in each case including but not limited to the
reasonable fees and disbursements of counsel for the Lender.    The Borrowers
further agree that they shall indemnify the Lender from and hold it harmless against any documentary taxes, assessments or related charges made by any governmental authority by reason of the execution and delivery of this Agreement.

     (b) The Borrowers agree to indemnify the Lender and its respective directors, officers, employees and agents against, and to hold the Lender and each such person harmless from, any and all losses, claims,litigation, investigations, proceedings, damages, liabilities and related expenses, including reasonable counsel fees and expenses, incurred by or asserted against the Lender or any such person arising out of, in any way connected with, or as a result of this Agreement or the other Loan Documents, the performance by the parties hereto and thereto of their respective obligations hereunder and thereunder (including but not limited to the making of the Loan hereunder) and consummation of the transactions contemplated hereby and thereby ; provided that
                                                                   --------
such indemnity shall not, as to the Lender and its respective directors, officers, employees and agents, apply to any such losses, claims, litigation, investigations, proceedings, damages, liabilities or related expenses to the extent that they result from the gross negligence or willful misconduct or unlawful conduct of the Lender. The Borrowers and the Lender agree that any rights and obligations in this Agreement are independent of any rights and obligations contained in the Agreement and Plan of Merger.

     (c) The provision of this Section 9.4 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of the loan evidenced by the Note, the invalidity or unenforceability of any term or provision of this Agreement, or any investigation made by or on behalf of the Lender. All amounts due under this Section 9.4 shall be payable on written demand therefor.

9.5  Entire Agreement; Waiver of Jury Trial, etc.    This Agreement and the Loan
     --------------------------------------------
Documents constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the transactions contemplated herein is superseded by this Agreement and the other Loan Documents. Except as expressly provided herein or in the other Loan Documents, nothing in this Agreement or the other Loan Documents, expressed or implied, is intended to confer upon any party, other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

Borrowers and Lender hereby knowingly, voluntarily and intentionally waive any right they may have to a trial by jury in respect of any litigation hereon or arising out of, under or in connection with this Agreement or the Note.

Borrowers and Lender hereby acknowledge that they were represented by counsel in their entering into this Agreement and they were explained the meaning of this Section 9.5 relating to the waiver of jury trial.

9.6  Benefit of Agreement.  This Agreement shall be binding upon the successors
     --------------------
and assigns of the Borrowers and inure to the benefit of the Lender and its successors, endorsees and assigns; provided that the Borrowers may not assign or transfer any interests and obligations hereunder without the prior consent of the Lender; provided, further, that the Lender may not assign or transfer any interests or obligations hereunder, other than to an affiliate of the Lender, without the prior consent of the Borrowers.

9.7  Notices.  Any notice or other communication required or which may be given
     -------
hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission (with confirming copy by overnight courier), or by a recognized overnight courier for next business day delivery, certified, registered, or express mail, postage or fees prepaid, and shall be deemed given when so delivered personally, sent by facsimile transmission with electronic confirmation of receipt or the next business day after delivered to such overnight courier or express mail service or, if mailed, five (5) days after the date of mailing, as follows:

     If to the Borrowers:

               PartMiner, Inc.
               432 Park Avenue South
               12/th/ Floor
               New York, New York 10016
               Attention: General Counsel

               Fax (212) 592-5833

          with a copy to:

               Kirkpatrick & Lockhart LLP
               1251 Avenue of the Americas
               New York, New York 10020
               Attention: Stephen R. Connoni, Esq.
               Fax (212) 536-3901

     If to the Lender:

               HAIC Inc.
               15 Inverness Way East
               Englewood, Colorado
               (zip for regular mail - 80115
                zip for express mail - 80112-5776)
               Attention: L. Christopher Meyer
               Fax (303) 792-9034

          with a copy to:

               TBG Services Inc.
               565 Fifth Avenue
               New York, New York 10017
               Attention: General Counsel
               Fax: (212) 850-8530


Any party may by notice given in accordance with this Section 9.7 to the other parties designate another address or person for receipt of notices hereunder.

9.8  New York Law.  This Agreement shall be construed in accordance with and
     ------------
governed by the local laws of the State of New York applicable to contracts executed and to be performed in such state.

                              BORROWERS:

                              PARTMINER, INC.


                              By:   /s/ Daniel Nissanoff
                                    --------------------
                              Name:
                              Title:

                              IQXPERT HOLDINGS INC.

                              By: /s/ Daniel Nissanoff
                                  -----------------------------
                              Name:
                              Title:


                              IQXPERT INC.

                              By: /s/ Daniel Nissanoff
                                  -----------------------------
                              Name:
                              Title:


                              EXTRATIME TECHNOLOGIES, INC.

                              By: /s/ Daniel Nissanoff
                                  -----------------------------
                              Name:
                              Title:


                              ACCURATE COMPONENTS INC.

                              By: /s/ Daniel Nissanoff
                                  -----------------------------
                              Name:
                              Title:



                              MARKET TRADING CONCEPTS INC.


                              By: /s/ Daniel Nissanoff
                                  -----------------------------

                                 Name:
                                 Title:

                                 LENDER:

                                 HAIC INC.

                                     /s/ Stephen Green
                                 By:_____________________________
                                 Name:
                                 Title: